Photovoltaic System Contract

Date: 08/19/2010

This Contract Agreement Is Between:

Contractor SECTION 1.A
Contractor's Name:	Sunvalley Solar Inc.
Contractor's License Number:	# 904190 (C-46 Solar)
Contractor's Address:	398 Lemon Creek Dr. #A, Walnut, CA 91789
Contractor's Telephone/Fax:	Office :(909)598-0618/ Fax: (909)598-6633

AND Customer SECTION 1.8
Customer's Name:	Long Life Farms, INC.
Customer's Address:	90610 Avenue 81, Thermal, CA 92274
Customer's Telephone/Fax:	760-578-9892
Project Address:	80480 Buchanan St., Thermal, CA 92274
Meter Number(s):	II D-5Y3DKS-1 00441

Sunvalley Solar Inc. is specified as the Contractor who will provide all labor, materials and equipment in order to complete the following work at the customer's address specified in section 1.B

SECTION 2.A
The following is a list of services and equipment that will be provided by Sunvalley Solar Inc. in order to install the 144.78 kW-DC Photovoltaic System, which is estimated to produce 259,892 kWh annually.

Installation of (1,524) PV solar electric modules,
Manufacturer:	Baoding Tianwei Solarfilms
Model number:	TWSF-aSi-95W-1

Installation of (2) inverter(s)
Manufacturer:	PV POWERED
Model number:	(1) PVP100KW, (1) PVP35KW

Installation of solar module mounting hardware, AC and DC power disconnects and all required electrical materials such as conduit, wire, and circuit breakers.

SECTION 2.B
All materials are guaranteed to be as specified in section 2.A. The work referenced in section 2.A will be performed in accordance with the drawings submitted for city permits. All work will consist of quality workmanship and is warranted for 10 years. The sum of total project costs is $663,092.40.

PAYMENT (Photovoltaic System)

SECTION 3.A
The total eligible project costs of $663,092.40 will be paid by the Customer (owner) as followed: (With payments to be made as follows; payments shall be made by cash or check):

First Payment:	$317,303.14
(Within 5 business days after the customer receives the incentive from Imperial Irrigation District utility company)

Second Payment:	$198,927.72
(Within 5 business days after the customer receives the cash grant from the U.S. Treasury Department)

Remaining Balance	$146,861.54
(Payments to begin within 5 days after system is approved/commissioned by the local utility company)

The customers total eligible payment is $ 146.861.54 and shall be applied in 60 instalments as monthly periodic payments. Each monthly payment amount is $ 2,447.70

The first instalment is due within 5 days following the photovoltaic system inspection and approval by the City Administrator and Utility Company.

Following the first instalment, Sunvalley is to send statements for monthly payment (less the first payment) to the customer. Our payment structure is based upon the premise that all statements are due and payable upon receipt, but in any event, no later than ten (10) days from the date of the statement. Sunvalley reserves the right to charge a monthly late payment fee, at the rate of ten percent (10%) per annum, from the due date for payment until receipt by the Sunvalley of the full amount.

Sunvalley like other businesses has substantial cash demands that require Sunvalley to borrow money if its accounts are not paid promptly. Thus, a finance charge at the rate of ten percent (10%) per annum of the unpaid balance, computed from date of the last invoice until paid will be added to any delinquent accounts. In the event that an account becomes delinquent, Sunvailey employs the same prudent collection procedures used by other businesses, including but not limited to third-party debt collection and legal action.

SECTION 3.B
The owner of the Renewable Energy Certificates(RECs), also known as Green Tags, Renewable Energy Credits, Renewable Electricity Certificates, or Tradeable Renewable Certificates(TRCs), for this solar system as specified in section 2.A is Sunvailey Solar Inc.

WARRANTY/ SERVICES:

SECTION 4.A
The Contractor Sunvalley Solar Inc. will provide the following warranties and services:
•	10-year system workmanship warranty provided by Sunvalley Solar Inc., including all parts and labor that are required in the specified solar power system in section 2.A
•	5 years product warranty on the solar panels
•	10 years 90% of the minimal Nominal Power Output warranty on solar panels
•	25 years 80% of the minimal Nominal Power Output warranty on solar panels
•	10 years manufacturer's warranty on the inverter(s) that are specified in section 2.A
•	Lifetime System Performance Monitoring
•	5 years; semi-annual Solar Module cleaning
•	5 years; semi-annual On-site system check and corrective reports if applicable

See Attached Sections:
Section 5.A—Acceptance of Contract
Section 6.A—Notice to Customer Regarding Complaints
Section 7.A—Cancellation of Contract
Section 8.A—Project Schedule

RESPECTFULLY SUBMITTED,

Contractor's Name:	Sunvalley Solar Inc.
By:	Henry Yu

08/19/2010
(Contractor’s Signature)	(Date)

08/19/2010
(Customer’s Signature)	(Date)

ACCEPTANCE

SECTION 5.A

Sunvalley Solar Inc. is hereby authorized to furnish all material, equipment and labor required to complete the work described in the above contract, for which the undersigned agrees to pay the amount stated in the above contract and according to the terms thereof. Any change involving extra cost of labor or materials will be executed only after submission and acceptance of a written change order. If Sunvalley Solar Inc. cannot get the approval from city, homeowner's association or any other related party, full deposit less $500 design drawing fee will be refunded. Sunvalley has the right to modify, renegotiate, and or cancel the contract if the Utility rebate is not successfully reserved.

The undersigned customer (owner) hereby certifies to the following statements:
The customer may cancel this transaction within 3 business days or at any time prior to the start of construction on the contracted system. If the customer cancels this contract after the equipment for the system has been ordered, the customer will be responsible for expenses incurred, included restocking charges, permit fees, and labor cost incurred by the contractor. The customer understands that cancellation by the customer after construction has begun shall be deemed a material breach of this agreement and entitles the contractor to damages. All returned checks would be charged a $50 processing fee.

08/19/2010
(Customer’s Signature)	(Date)

NOTICE TO CUSTOMER REGARDING COMPLAINTS

SECTION 6.A

Contractors are required by law to be licensed and regulated by the Contractors State License Board (CSLB), which has jurisdiction to investigate complaints against contractors if a complaint regarding a parent act or omission is filed within four years of the date of the alleged violation. A complaint regarding a latent act or omission pertaining to structural defects must be filed within 10 years of the date of the alleged violation.

The CSLB also allows consumers to check the status of a contractor's license and order free publications. For any questions concerning the contractor (Sunvalley Solar Inc.), or to file a complaint, please write to: Registrar, Contractors State License Board, Post Office Box 26000, Sacramento, California 95826. The Contractors State License Board may also be reached by phone at 1-800-321-CSLB (2752) or online at http://www.cslb.ca.gov/.

Notice to Customer Regarding Liens

Under the California Mechanic' Lien Law, any contractor, sUbcontractor, laborer supplier, or other person or entity who helps to improve your property, but is not paid for his or her work or supplies, has a right to place a lien on your home, land , or property where the work was performed and take court action in order to obtain payment.

This means that after a court hearing, your home, land, and property could be sold by a court officer and the proceeds of the sale used to satisfy what you owe. This can happen even if you have paid your contractor in full if the contractor's subcontractors, laborers, or suppliers remain unpaid.

To preserve their rights to file a claim or lien against your property, certain claimants such as subcontractors or material suppliers are each required to provide you with a document called a "Preliminary Notice". Contractor and laborers who contract with customers directly do not have to provide such notice since you are aware of their existence as an customer. A preliminary notice is not a lien against your property. Its purpose is to notify you of persons or entities that may have a right to file a lien against your property if they are not paid. In order to perfect their lien rights, a contractor, subcontractor, supplier, of laborer must file a mechanics' lien with the county recorder which then becomes a recorded lien against your property. Generally, the maximum time allowed for filing a mechanics' lien against your property is 90 days after substantial completion of your project.

No liens should be applied if the agreed payments are made on time.

CANCELLATION OF CONTRACT

SECTION 7.A

I, hereby cancel the contract with Sunvalley Solar Inc, that was signed on ___________________ I certify that I am canceling the contract prior to the start of construction on the contracted solar electric system. If more than three business days have elapsed since signing this contract, I am responsible for permit fees or other costs incurred.

(Signature)	(Date)

In order to cancel your contract with Sunvalley Solar Inc, please complete this CANCELLATION PAGE, then FAX, deliver, or mail this page to:

Sunvalley Solar Inc
398 Lemon Creek Dr. #A Walnut, CA 91789
Fax (909)598-6633

PROJECT SCHEDULE

SECTION B.A
Execution of the project

Notes:
1.
After the contract is signed by both parties, the contractor will need approximately 20 working days to complete the system installation design, however, the number of working days may vary on the system size, capacity, and complexity such as any additional structural or electrical service upgrades, if necessary.

2.
After the system design is completed, the contractor will apply for the construction permit for the solar system from the city where the system will be located. The processing time for the permit application varies from city to city.

**Permit approvals generally require approximately 20 working days.
3.
After approval of the permit for the system pursuant to this agreement, all materials that are specified in this contract will arrive at customer's property within 3 days before the start date designated by the customer.

4.
Contractor agrees to start and diligently pursue work through to completion to meet the project timeline stated in section 8.B, but shall not be responsible for delays for any of the following reasons: failure of the issuance of all necessary building permits within a reasonable length of time, funding of loans, disbursement of funds into funding control or escrow, acts of neglect or omission of customer or customer's employees or customer's agent, acts of God, stormy or inclement weather, extra work ordered by customer, riots or civil commotion, inability to secure material through regular recognized channels, imposition of Government priority or allocation of materials, failure of customer to make payments when due, or delays caused by inspection or changes ordered by the inspectors of authorized governmental bodies, or for acts of independent contractors, holidays, or other causes beyond Contractor's reasonable control.

5.
Our regular working hours are Monday to Friday from 8:30AM to 5:30PM (No work will be scheduled on Saturday and Sunday, except in the case of prior written agreements between the contractor and the customer).

6.
RIGHT TO STOP WORK. Contractor shall have the right to stop work if any payment shall not be made, when due, to Contractor under this Agreement: Contractor may keep the job on hold until all payments due are received. Failure to make payment, within five (5) days from the due date, is a material breach of this Agreement and shall entitle contractor to cease any further work.

SECTION 8.B

144.78 kW Photovoltaic System

Week	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22
Detailed Design and Specifications	x	x	x	x
Permitting & Applications				x	x	x	x
Equipment Procurement						x	x
Photovoltaic System Construction								x	x	x	x	x	x	x	x	x	x	x
Inspections, Commissioning and Startup																		x	x	x	x	x

08/19/2010
(Contractor’s Signature)	(Date)

08/19/2010
(Customer’s Signature)	(Date)